UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127

Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 24, 2023, Veru Inc. (the “Company”) filed the Articles of Amendment with the Wisconsin Department of Financial Institutions. The Articles of Amendment increase the total number of authorized shares of the Company’s common stock from 154,000,000 to 308,000,000. The Articles of Amendment are attached as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of the shareholders of the Company (the “Special Meeting”) was held on July 24, 2023. A total of 89,236,732 shares of the Company’s common stock were eligible to vote at the Special Meeting. The matters voted on at the Special Meeting were as follows:

1.	Share Increase Proposal:

The shareholders voted to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 154,000,000 to 308,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,042,114	3,935,354	199,316	0

2.	Adjournment Proposal:

The shareholders voted in favor of approving the adjournment of the Special Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,372,471	4,391,943	412,370	0

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Veru Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2023	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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